Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated March 11, 2016, with respect to the consolidated financial statements of Everyday Health, Inc. as of and for the year ended December 31, 2015, included in the Form 8-K/A of j2 Global.

/s/ ERNST & YOUNG LLP

New York, New York

February 21, 2017